Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-290665
and 333-290665-01

PRODUCT SUPPLEMENT NO. WF-1

(To Prospectus dated December 8, 2025

and Series A Prospectus Supplement dated December 8, 2025)

BofA Finance LLC

Senior Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed by Bank of America Corporation

Principal at Risk Securities

Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities

BofA Finance LLC may, from time to time, offer and sell securities linked to one or more equity indices (each, an “Index” and collectively, the “Indices”), exchange-traded funds (each, a “Fund” and collectively, the “Funds”) or common equity securities or American depositary shares (“ADSs”) of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”), or any combination thereof. The Indices, Funds and Underlying Stocks are sometimes referred to herein collectively as the “Market Measures” and individually as a “Market Measure.” Market-linked securities, such as the securities described in this product supplement, are principal-at-risk securities, which means that you may receive less than the original public offering price of the securities (the “public offering price”) at maturity, depending on the performance of one or more Market Measures. We refer to all securities offered under this product supplement as the “Securities.”

The Securities will be unsecured senior debt securities issued by BofA Finance LLC, a consolidated finance subsidiary of Bank of America Corporation. Bank of America Corporation will fully and unconditionally guarantee all payments of principal, interest and other amounts payable on any Securities BofA Finance LLC issues. Any payments due on the Securities, including any repayment of principal, will be subject to credit risk. If BofA Finance LLC, as issuer, and Bank of America Corporation, as guarantor, default on their obligations, you could lose some or all of your investment.

This prospectus supplement, which we refer to as a “product supplement,” describes some of the general terms that apply to the Securities. This product supplement supplements the disclosure in any pricing supplement that may reference it and the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply to specific issuances of the Securities and may include changes to the terms specified in this product supplement. The applicable pricing supplement will describe any Market Measure(s) to which the Securities are linked. If the disclosure in the applicable pricing supplement is inconsistent with the disclosure in this product supplement, the prospectus supplement or the prospectus, the disclosure in the applicable pricing supplement will control.

You should carefully review the specific terms of the Securities described in the applicable pricing supplement together with the information contained in this product supplement and the accompanying prospectus supplement and prospectus before investing in the Securities.

The Securities will not be listed on any securities exchange or automated quotation system.

The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-6 of this product supplement, page S-7 of the accompanying prospectus supplement and page 7 of the accompanying prospectus. In addition, see the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of Securities as well as the risks associated with the particular Market Measure(s) to which your Securities are linked.

The Securities are the unsecured and unsubordinated obligations of BofA Finance LLC, and, accordingly, all payments are subject to credit risk. If BofA Finance LLC, as issuer, and Bank of America Corporation, as guarantor, default on their obligations, you could lose some or all of your investment. The Securities are unsecured and unsubordinated obligations of BofA Finance LLC and the related guarantee of the Securities is an unsecured and unsubordinated obligation of Bank of America Corporation. The Securities and the related guarantee are not savings accounts, deposits or other obligations of a depository institution. The Securities are not guaranteed by Bank of America, N.A. or any other bank and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this product supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

Wells Fargo Securities

The date of this product supplement is December 8, 2025.

ABOUT THIS PRODUCT SUPPLEMENT

This product supplement relates only to the Securities and does not relate to any Index, Fund or Underlying Stock. You should read this product supplement, together with the accompanying prospectus supplement and the prospectus, the applicable pricing supplement and/or other supplement, which together contain a description of the terms of the Securities to be offered as well as tax and other considerations important to you in making a decision about whether to invest in any Securities, and which supersede all prior or contemporaneous oral statements as well as any other written materials. If information in this product supplement is inconsistent with the accompanying prospectus supplement or prospectus, this product supplement will supersede those documents. However, if information in any pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, the information described in such pricing supplement will govern your Securities.

You should carefully consider, among other things, the matters set forth under “Risk Factors” in this product supplement and the applicable pricing supplement, as the Securities have complex features and involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

None of us, Bank of America Corporation or any selling agent is making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted.

Certain terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement or prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to BofA Finance LLC, and not to Bank of America Corporation (or any other affiliate of ours).

SUMMARY

Below is a summary of some of the key terms used throughout this product supplement. The applicable pricing supplement may use another term to describe the same feature, some of which are identified below.

General:	The Securities are unsecured senior debt securities issued by BofA Finance LLC, a consolidated finance subsidiary of Bank of America Corporation. Bank of America Corporation will fully and unconditionally guarantee all payments of principal, interest and other amounts payable on the Securities. The Securities will rank equally in right of payment with all of BofA Finance LLC’s other unsecured and unsubordinated obligations from time to time outstanding, except obligations that are subject to any priorities or preferences by law. The guarantee of the Securities will rank equally in right of payment with all of Bank of America Corporation’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to its subordinated obligations. Any payments due on the Securities, including any repayment of principal, are subject to credit risk. If BofA Finance LLC, as issuer, and Bank of America Corporation, as guarantor, default on their obligations, you could lose some or all of your investment.

Maturity Payment Amount:	Unlike ordinary debt securities, the Securities do not repay a fixed amount of principal at maturity. Instead, the Securities provide for a maturity payment amount that may be greater than, equal to or less than the principal amount of the Securities, depending on the performance of one or more:

•	equity indices (each, an “Index” and collectively, the “Indices”);

•	exchange-traded funds (each, a “Fund” and collectively, the “Funds”);

•	common equity securities or American depositary shares of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”); or

•	any combination of the foregoing,

as specified in the applicable pricing supplement. Accordingly, you could lose some or all of your investment.

In this product supplement, we sometimes refer to the Indices, Funds and Underlying Stocks to which your Securities may be linked collectively as the “Market Measures” and individually as a “Market Measure.” The index underlying a Fund is sometimes referred to as a “fund underlying index.” We refer to the issuer of an Underlying Stock as an “Underlying Stock Issuer.”

The applicable pricing supplement may also refer to a Market Measure as an “Underlier” or an “Underlying.” In addition, if the Securities are linked to a weighted basket composed of two or more Market Measures, the applicable pricing supplement may refer to each Market Measure as a “basket component.” The Securities may also be linked to the worst performing or best performing of two or more Market Measures, as described in the accompanying pricing supplement.

You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the relevant Market Measure(s) will cause you to receive less than the principal amount at stated maturity.

Coupon:	The Securities will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement provides for the payment of a coupon, the coupon rate and the coupon payment date(s) will be specified in the applicable pricing supplement.

Principal Amount and Public Offering Price:	The principal amount of each security and the public offering price of each security will be specified in the applicable pricing supplement.

Pricing Date:	We refer to the date on which a particular issuance of Securities is priced for initial sale to the public as the “pricing date.” The applicable pricing supplement may also refer to the pricing date as the “trade date.”

Calculation Day(s):	We refer to each date on which the value of any Market Measure is to be referenced in the determination of any payment on the Securities as a “calculation day.” If there is a single calculation day for the Securities, references to the “final calculation day” herein mean such calculation day.

The applicable pricing supplement may also refer to a calculation day as a “valuation date,” an “observation date,” a “determination date” or such other term as specified in the applicable pricing supplement. The calculation day(s) will be specified in the applicable pricing supplement and will be subject to postponement due to non-trading days and market disruption events. See “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”

Payment Date(s):	The applicable pricing supplement will specify the stated maturity date and any other date on which amounts will or may be payable on the Securities (each referred to as a

“payment date”). Each payment date is subject to postponement as described under “General Terms of the Securities—Payment Dates.”

Closing Value:	When we refer to the “closing value” of a Market Measure herein we mean, on any date of determination, (i) with respect to an Index, its closing level (as defined herein) on that day; (ii) with respect to a Fund, its fund closing price (as defined herein) on that day; and (iii) with respect to an Underlying Stock, its stock closing price (as defined herein) on that day.

Calculation Agent:	Unless otherwise specified in the applicable pricing supplement, BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance LLC, will act as initial calculation agent for the Securities and may appoint agents to assist it in the performance of its duties. Pursuant to the calculation agency agreement, we may appoint a different calculation agent without your consent and without notifying you.

No Listing:	The Securities will not be listed on any securities exchange or automated quotation system.

Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the Securities, see “U.S. Federal Income Tax Summary.”

ERISA Considerations:	See “ERISA Considerations” beginning on page 92 of the accompanying prospectus.

RISK FACTORS

The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in the applicable pricing supplement, any applicable other supplement and the accompanying prospectus supplement and the prospectus, including the documents they incorporate by reference. The risk factors set forth below describe certain significant risks associated with an investment in the Securities. You should read these risk factors together with the risk factors included in the accompanying prospectus supplement and prospectus as well as the risk factors included in applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of Securities as well as the risks associated with the particular Market Measure(s) to which your Securities are linked. As described in more detail below, the value of the Securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the Securities in light of your particular circumstances.

General Risk Factors Relating To All Securities

Your Investment May Result In A Loss; There Is No Guaranteed Return Of Principal.

There is no fixed principal repayment amount on the Securities at maturity. The return on the Securities will be based on the performance of the relevant Market Measure(s), and, therefore, you may lose all or a significant portion of the principal amount of your Securities at maturity. You should read the applicable pricing supplement to determine the extent to which your investment in the Securities may result in the loss of the principal amount of your Securities at maturity due to changes in the value of a Market Measure. Greater expected volatility of a Market Measure, which is a measure of the degree of variation in the value of such Market Measure over a period of time, generally indicates an increased risk of loss.

You May Not Receive Any Interest Payment(s) Or Coupon Payment(s) On The Securities Or The Interest Payment(s) Or Coupon Payment(s) May Be Less Than The Yield On A Conventional Debt Security Of Comparable Maturity.

If so specified in the applicable pricing supplement, your Securities may not pay interest or coupons. If your Securities are interest bearing or coupon bearing, they may only pay contingent interest or coupons or pay interest or coupons at a rate that is less than the rate we would pay on a conventional debt security of comparable maturity. To the extent that interest payment(s) or coupon payment(s) on the Securities are contingent upon the performance of a Market Measure, the greater the expected volatility of a Market Measure at the time the terms of your Securities are set, the greater the expectation is at that time that you may not receive the contingent interest payment(s) or contingent coupon payment(s). As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

The Payment(s) On The Securities May Be Limited To A Maximum Return.

If so specified in the applicable pricing supplement, the Securities may have a fixed maximum return, regardless of the performance of a Market Measure. In such a case, your return on the Securities may be less than the return that you could have realized if you invested directly in the applicable Market Measure or the equity securities represented by the applicable Market Measure, and you will not receive the full benefit of any appreciation in the value of the applicable Market Measure beyond that maximum return.

Your Securities May Be Called Prior To Maturity.

If so specified in the applicable pricing supplement, your Securities may be called at our option prior to maturity, or may be automatically called upon the occurrence of certain specified events prior to maturity. If the Securities are called, the period over which you hold the Securities and any interest payments or coupon payments, if applicable, will be limited. No further payment(s) will be made on the Securities after they have been called. In addition, if the Securities are called, there is no guarantee that you will be able to reinvest the proceeds in an investment with a comparable return and similar level of risk.

Payment(s) On The Securities Are Subject To Our Credit Risk And The Credit Risk Of Bank of America Corporation, As Guarantor, And Any Actual Or Perceived Changes In Our Or Bank of America Corporation’s Creditworthiness Are Expected To Affect The Value Of, Or Any Amounts Payable On, The Securities.

The Securities are our unsecured senior debt securities, the payment(s) on which will be fully and unconditionally guaranteed by Bank of America Corporation. The Securities are not guaranteed by any entity other than Bank of America Corporation. As a result, your receipt of all payment(s) on the Securities will be dependent upon our ability and the ability of Bank of America Corporation to repay our respective obligations under the Securities on the applicable payment date(s), including any repayment of principal, regardless of how the applicable Market Measure(s) performs. No assurance can be given as to what our financial condition or the financial condition of Bank of America Corporation will be at any time after the pricing date of your Securities. If we and Bank of America Corporation become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Securities.

In addition, our credit ratings and the credit ratings of Bank of America Corporation are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or Bank of America Corporation’s perceived creditworthiness and actual or anticipated decreases in our or Bank of America Corporation’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date of your Securities may adversely affect the market value of the Securities. However, because your return on the Securities depends upon factors in addition to our ability and the ability of Bank of America Corporation to pay our respective obligations, such as the value of a Market Measure, an improvement in our or Bank of America Corporation’s credit ratings will not reduce the other investment risks related to the Securities.

The Initial Estimated Value Of The Securities Considers Certain Assumptions And Variables And Relies In Part On Certain Forecasts About Future Events, Which May Prove To Be Incorrect.

The initial estimated value of the Securities, which will be set forth in the applicable pricing supplement, will be an estimate only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of Bank of America Corporation, Bank of America Corporation’s internal funding rate on the pricing date, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect.

The Public Offering Price You Pay For The Securities Will Exceed The Initial Estimated Value.

If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the value of the applicable Market Measure(s), changes in Bank of America Corporation’s internal funding rate and the inclusion in the public offering price of the agent discount and expected hedging-related charges. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.

The initial estimated value will not represent a minimum or maximum price at which we, Bank of America Corporation, the agents or any of our or their affiliates would be willing to purchase your Securities in any secondary market (if any exists) at any time. The value of your Securities at any time after the applicable pricing date will vary based on many factors that cannot be predicted with accuracy, including the performance of the applicable Market Measure(s), our and Bank of America Corporation’s creditworthiness and changes in market conditions.

The Securities Are Not Designed To Be Short-Term Trading Instruments, And If You Attempt To Sell The Securities Prior To Maturity, Their Market Value, If Any, Will Be Affected By Various Factors That Interrelate In Complex Ways, And Their Market Value May Be Less Than The Principal Amount.

The Securities are not designed to be short-term trading instruments. Unless otherwise set forth in the applicable pricing supplement, if you wish to liquidate your investment in the Securities prior to maturity, your only option would be to sell them in the secondary market. At that time, there may be an illiquid market for your Securities or no market at all. Even if you were able to sell your Securities, there are many factors outside of our control that may adversely affect their market value, some of which, but not all, are stated below. The impact of any one factor may be offset or magnified by the impact of another factor. These factors may interact with each other in complex and unpredictable ways. The following paragraphs describe a specific factor’s expected impact on the market value of the Securities, assuming all other conditions remain constant.

•

Value Of A Market Measure. We anticipate that the market value of the Securities prior to maturity generally will depend to a significant extent on the value of a Market Measure; however, owning the Securities is not the same as owning a Market Measure. In general, it is expected that the market value of the Securities will decrease as the value of a Market Measure decreases. However, as the value of a Market Measure increases or decreases, the market value of the Securities is not expected to increase or decrease at the same rate as such Market Measure. If you sell your Securities when the value of a Market Measure is less than, or not sufficiently above its value on the applicable pricing date, then you may receive less than the principal amount of your Securities.

•

Volatility Of A Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of a Market Measure during the term of the Securities may vary. Increases or decreases in the volatility of a Market Measure may have an adverse impact on the market value of the Securities. Even if the value of a Market Measure increases over the term of the Securities, if you are able to sell your Securities before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of such Market Measure will continue to fluctuate prior to the maturity date of the Securities.

•

Economic And Other Conditions Generally. The general economic conditions of the capital markets in the U.S., as well as geopolitical conditions and other financial, political, public health, regulatory and judicial events, natural disasters, acts of terrorism or war and related uncertainties that affect stock markets generally, may adversely affect the value of a Market Measure and the market value of the Securities. If a Market Measure consists of or includes one or more Indices or Funds that have returns that are calculated based upon securities, commodities or other assets traded in one or more non-U.S. markets (a “Non-U.S. Underlying”), the value of your Securities may also be adversely affected by similar events in the markets of the relevant foreign countries.

•	Dividend Yields. In general, if the cumulative dividend yields on the equity securities represented by a Market Measure increase, we anticipate that the market value of the Securities will decrease.

•

Interest Rates. We expect that changes in interest rates will affect the market value of the Securities. The level of interest rates may affect the U.S. economy and markets outside the United States, which in turn could impact the value of a Market Measure. As a result, the market value of the Notes may be adversely affected. In general, if U.S. interest rates increase, we expect that the market value of the Securities will decrease. In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the Securities. In the case of Non-U.S. Underlyings, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the Non-U.S. Underlying, and, thus, the market value of the Securities may be adversely affected.

•

Exchange Rate Movements And Volatility. If a Market Measure consists of or includes any Non-U.S. Underlyings, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have an adverse impact on the value of your Securities, and the payment(s) on the Securities may depend in part on the relevant exchange rates. In addition, the correlation between the relevant exchange rate and any applicable Non-U.S. Underlying reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable Non-U.S. Underlying, and changes in these correlations may have an adverse impact on the value of your Securities.

•

Our And Bank Of America Corporation’s Financial Condition And Creditworthiness. Our and Bank of America Corporation’s perceived creditworthiness, including any increases in our respective credit spreads and any actual or anticipated decreases in our respective credit ratings, may adversely affect the market value of the Securities. We generally expect that any actual or anticipated decreases in our respective credit ratings will affect the market value of the Securities based on the time remaining until maturity, with a greater impact the longer the time to maturity. However, a decrease in our or Bank of America Corporation’s credit spreads or an improvement in our or Bank of America Corporation’s credit ratings will not necessarily increase the market value of the Securities.

•

Time To Maturity. There may be a disparity between the market value of the Securities prior to maturity and their value at maturity. This disparity is often called a time “value,” “premium,” or “discount,” and reflects expectations concerning the value of a Market Measure prior to the maturity date. As the time to maturity decreases, this disparity will likely decrease, such that the market value of the Securities will approach the expected amount to be paid at maturity.

If A Market Measure To Which Your Securities Are Linked Includes Equity Securities Traded On Foreign Exchanges, Your Return May Be Affected By Factors Affecting International Securities Markets.

The value of securities traded outside of the United States may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your Securities, include:

•

Market Liquidity And Volatility. The relevant foreign securities markets may be less liquid and/or more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

•

Political, Economic, And Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, public health, natural disasters, acts of terrorism or war and social factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

In particular, many emerging nations are undergoing rapid change involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable.

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Publicly Available Information. There is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. In addition, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

We Cannot Assure You That There Will Be A Trading Market For Your Securities.

If a secondary market exists, we cannot predict how the Securities will trade, or whether that market will be liquid or illiquid. The development of a trading market for the Securities will depend on various factors, including Bank of America Corporation’s financial performance and changes in the value of the applicable Market Measure(s). Even if there is a secondary market for the Securities, it may not provide enough liquidity to allow you to trade or sell the Securities easily or at a price advantageous to you. The number of potential buyers of your Securities in any secondary market may be limited. There is no assurance that any party will be willing to purchase your Securities at any price in any secondary market.

We anticipate that one or more of the agents or their affiliates will act as a market-maker for the Securities that it offers, but none of them is required to do so and may cease to do so at any time for any reason. Any price at which an agent or its affiliates may bid for, offer, purchase or sell the Securities may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups or other transaction costs. These bids, offers or transaction costs may adversely affect the prices, if any, at which the Securities might otherwise trade in the market. In addition, if at any time any agent or its affiliates were to cease acting as a market-maker for any issue of the Securities, it is likely that there would be significantly less liquidity in that secondary market. In such a case, the price at which those Securities could be sold likely would be lower than if an active market existed.

Unless otherwise stated in the applicable pricing supplement, we will not list the Securities on any securities exchange or quotation system. Even if an application were made to list your Securities, we cannot assure you that the application will be approved or that your Securities will be listed and, if listed, that they will remain listed for their entire term. The listing of the Securities on any securities exchange or quotation system will not necessarily ensure that a trading market will develop or, if a trading market does develop, that there will be liquidity in the trading market.

You Will Have No Rights As A Security Holder, You Will Have No Rights To Receive Any Shares Or Units Of A Market Measure Or Of The Securities Included In A Market Measure, And You Will Not Be Entitled To Dividends Or Other Distributions By The Issuers Of These Securities.

The Securities are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer, other than the related guarantees, which are the securities of Bank of America Corporation. Investing in the Securities will not make you a holder of shares or units of a Market Measure or any of the securities included in a Market Measure. You will not have any voting rights, any rights to receive dividends or other distributions, any rights against a publisher or any other rights with respect to those securities. Unless otherwise set forth in the applicable pricing supplement and under the limited circumstances described below in “General Terms of the Securities” relating to the adjustment factor, the payment(s) on the Securities will not reflect the value of dividends paid or distributions made on shares or units of a Market Measure or the equity securities represented by a Market Measure or any other rights associated with those equity securities. As a result, the return on your Securities may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. Additionally, the values of certain Indices and Funds reflect only the prices of the securities included in that Index or Fund and do not take into consideration the value of dividends paid on those securities. Your Securities will be paid in cash and you have no right to receive delivery of any of these securities.

You Must Rely On Your Own Evaluation Of The Merits Of An Investment Linked To The Applicable Market Measure(s).

In the ordinary course of business, we, Bank of America Corporation, the selling agents and our respective affiliates may have expressed views on expected movements in a Market Measure or the securities included in a Market Measure, the applicable financial markets or other matters that may influence the value of an Underlying or the securities included in a Market Measure and, therefore, the value of the Securities, and may do so in the future. These views or reports may be communicated to our clients and clients of these entities. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure or the securities included in a Market Measure may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure or the securities included in a Market Measure from multiple sources, and you should not rely on the views expressed by our affiliates.

The Historical Performance Of A Market Measure Should Not Be Taken As An Indication Of Its Performance During The Term Of The Securities.

A Market Measure may perform better or worse than it has historically during the term of the Securities. The value of a Market Measure will be influenced by complex and interrelated political, economic, financial and other factors that can affect such Market Measure. The historical performance of a Market Measure, including any historical performance set forth in the applicable pricing supplement, should not be taken as an indication of its future performance.

Exchange Rate Movements May Adversely Impact The Value Of The Securities.

If any securities included in a Market Measure is traded in a currency other than U.S. dollars, and, for purposes of calculating the value of such Market Measure, is converted into U.S. dollars, then the value of such Market Measure may depend in part on the relevant exchange rates. If the value of the U.S. dollar strengthens against the currencies of those securities, the value of the applicable Market Measure will be adversely affected and the value of the Securities may decrease. Accordingly, investors in the Securities will be exposed to currency exchange rate risk with respect to each of the currencies in which these are traded. An investor’s net exposure will depend on the extent to which these currencies strengthen or weaken against the U.S. dollar. Exchange rate movements may be impacted particularly by existing and expected rates of inflation and interest rate levels; political, civil or military unrest; the balance of payments between countries; and the extent of governmental surpluses or deficits in the relevant countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and the United States and other countries important to international trade and finance.

A Payment Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day is subject to postponement for non-trading days and market disruption events as described under “General Terms of the Securities” below. If such a postponement occurs with respect to a calculation day other than the final calculation day (if any), then the related payment date will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Trading And Hedging Activities By Us, Bank Of America Corporation And Any Of Our Other Affiliates May Adversely Affect Your Return On The Securities And Their Market Value.

We, Bank of America Corporation and our other affiliates (including an affiliate acting as a selling agent, as applicable) may buy or sell shares or units of a Market Measure or the securities represented by a Market Measure, as applicable, or futures or options contracts or exchange-traded instruments on such Market Measure or those securities, or other listed or over-the-counter derivative instruments whose value is derived from such Market Measure or its component securities. We, Bank of America Corporation and any of our other affiliates (including an affiliate acting as a selling agent, as applicable) may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions could adversely affect the value of these securities and, in turn, the value of a Market Measure in a manner that could be adverse to your investment in the Securities. On or before the applicable pricing date, any purchases or sales by us, Bank of America Corporation or our other affiliates (including an affiliate acting as a selling agent, as applicable) or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may adversely affect the value of a Market Measure or the securities represented by a Market Measure. Consequently, the value of such Market Measure or the securities represented by such Market Measure may change subsequent to the pricing date of an issue of the Securities, which may adversely affect the market value of the Securities.

We, Bank of America Corporation or one or more of our other affiliates (including an affiliate acting as a selling agent, as applicable) also expect to engage in hedging activities that could adversely affect the value of a Market Measure on the applicable pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Securities prior to maturity and may adversely affect the amounts to be paid on the Securities. We, Bank of America Corporation or one or more of our other affiliates may purchase or otherwise acquire a long or short position in the Securities and may hold or resell the Securities. For example, our affiliates may enter into these transactions in connection with any market making activities in which they engage. We cannot assure you that these activities will not adversely affect the value of a Market Measure, the market value of your Securities prior to maturity or the amounts payable on the Securities.

Our Trading, Hedging And Other Business Activities, And Those Of Bank Of America Corporation And Any Of Our Other Affiliates May Create Conflicts Of Interest With You.

We, Bank of America Corporation or one or more of our other affiliates (including an affiliate acting as a selling agent, as applicable) may engage in trading activities related to a Market Measure and to securities represented by a Market Measure that are not for your account or on your behalf. We, Bank of America Corporation or one or more of our other affiliates (including an affiliate acting as a selling agent, as applicable) also may issue or underwrite other financial instruments with returns based upon the applicable Market Measure. These trading and other business activities may present a conflict of interest between your interest in the Securities and the interests we, Bank of America Corporation and our other affiliates (including an affiliate acting as a selling agent, as applicable) may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of a Market Measure or secondary trading in your Securities, could be adverse to your interests as a beneficial owner of the Securities.

We, Bank of America Corporation and one or more of our other affiliates (including an affiliate acting as a selling agent, as applicable) expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the Securities. We, Bank of America Corporation or our other affiliates (including an affiliate acting as a selling agent, as applicable) also may enter into hedging transactions relating to other securities or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the Securities. We may enter into such hedging arrangements with one or more of our affiliates. Our affiliates may enter into additional hedging transactions with other parties relating to the Securities and the applicable Market Measure. This hedging activity is expected to result in a profit for those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss. We, Bank of America Corporation and our affiliates (including an affiliate acting as a selling agent, as applicable) will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the Securities increases or decreases or whether the payment on the Securities, if any, may be adversely affected. Any profit in connection with such hedging activities will be in addition to any other compensation that we, Bank of America Corporation and our other affiliates (including an affiliate acting as a selling agent, as applicable) receive for the sale of the Securities, which creates an additional incentive to sell the Securities to you.

There May Be Potential Conflicts Of Interest Involving The Calculation Agent, Which Is An Affiliate Of Ours. We Have The Right To Appoint And Remove The Calculation Agent.

One of our affiliates will be the calculation agent for the Securities and, as such, will have the discretion to make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a market disruption event has occurred, in connection with judgments that it would be required to make if the publication of a Market Measure is discontinued or in connection with the exercise of discretion that could adversely affect the value of your Securities such as the kind described under “—Trading And Hedging Activities By Us, Bank Of America Corporation And Any Of Our Other Affiliates May Adversely Affect Your Return On The Securities And Their Market Value” and “—Our Trading, Hedging And Other Business Activities, And Those Of Bank Of America Corporation And Any Of Our Other Affiliates May Create Conflicts Of Interest With You” above. The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we expect that Bank of America Corporation will control the calculation agent, potential conflicts of interest could arise. None of us, Bank of America Corporation or any of our affiliates (including an affiliate acting as a selling agent, as applicable) will have any obligation to consider your interests as a holder of the Securities in taking any action that might affect the value of the Securities.

Our Offering Of The Securities Does Not Constitute A Recommendation Of Any Market Measure.

You should not take our offering of the Securities as an expression of our views about how any Market Measure will perform in the future or as a recommendation to invest in any Market Measure, including through an investment in the Securities. As we are part of a global financial institution, we, Bank of America Corporation and our other affiliates may, and often do, have positions (both long and short) in a Market Measure that may conflict with an investment in the Securities. You should undertake an independent determination of whether an investment in the Securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Our Affiliates May Publish Research, Express Opinions Or Provide Recommendations That Are Inconsistent With Investing In A Market Measure And Any Such Research, Opinions Or Recommendations Could Adversely Affect The Value Of A Market Measure.

In the ordinary course of business, our affiliates may have published research reports, expressed opinions or provided recommendations on a Market Measure, an Underlying Stock Issuer or the equity securities represented by a Market Measure, the applicable financial markets or other matters that may influence the value of a Market Measure and the value of the Securities, and may do so in the future. These research reports, opinions or recommendations may be communicated to our clients and clients of our affiliates and may be inconsistent with purchasing or holding the Securities. Any research reports, opinions or recommendations expressed by our affiliates may not be consistent with each other and may be modified from time to time without notice. Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure or the securities represented thereby from multiple sources, and you should not rely on the views expressed by our affiliates.

The Business Activities Of Us, Bank Of America Corporation And Any Of Our Other Affiliates (Including An Affiliate Acting As A Selling Agent, As Applicable) Relating To The Companies Included In a Market Measure May Create Conflicts Of Interest With You.

We, Bank of America Corporation and/or our other affiliates (including an affiliate acting as a selling agent, as applicable) at the time of any offering of the Securities or in the future, may engage in business with the companies included in a Market Measure, including making loans to or equity investments in, or providing investment banking, asset management, or other services to, those companies, their affiliates and their competitors. We, Bank of America Corporation and/or our other affiliates (including an affiliate acting as a selling agent, as applicable) at the time of any offering of the Securities or in the future, may also from time to time own shares or units of a Market Measure or securities of companies included in or represented by a Market Measure.

In connection with these activities, we, Bank of America Corporation or our other affiliates (including an affiliate acting as a selling agent, as applicable) may receive information about those companies that we or they will not divulge to you or other third parties. One or more of our affiliates may have published, and in the future may publish, research reports on one or more of these companies. The selling agent may also publish research reports relating to our or our affiliates’ securities, including the Securities. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your Securities. Any of these activities may adversely affect the value of a Market Measure and, consequently, the market value of your Securities. We, Bank of America Corporation and our other affiliates (including an affiliate acting as a selling agent, as applicable) do not make any representation to any purchasers of the Securities regarding any matters whatsoever relating to the issuers of the securities represented by a Market Measure. Any prospective purchaser of the Securities should undertake an independent investigation of the companies represented by a Market Measure to a level that, in its judgment, is appropriate to make an informed decision regarding an investment in the Securities. The selection of a Market Measure does not reflect any investment recommendations from us, Bank of America Corporation or our other affiliates (including an affiliate acting as a selling agent, as applicable).

The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain, And May Be Adverse To A Holder Of The Securities.

No statutory, judicial, or administrative authority directly addresses the characterizations of the Securities or notes similar to the Securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Securities are not certain. If the Internal Revenue Service (the “IRS”) were successful in asserting a characterization of the Securities that differs from the characterization described elsewhere in this product supplement, the timing and character of income, gain or loss with respect to the Securities may differ from that described in this product supplement. No ruling will be requested from the IRS with respect to the Securities and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the Securities.

Additional Risk Factors Relating to Securities Linked to An Index

Changes That Affect An Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

The policies of a sponsor or publisher of an Index (each, an “index sponsor”) concerning the calculation of the relevant Index and the addition, deletion or substitution of securities comprising such Index and the manner in which an index sponsor takes account of certain changes affecting such securities may affect the value of such Index and, therefore, may affect the value of the Securities and any payments on the Securities. An index sponsor may discontinue or suspend calculation or dissemination of the relevant Index or materially alter the methodology by which it calculates such Index. Any such actions could adversely affect the value of the Securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included Any Index.

Actions by any company whose securities are included in any Index to which your Securities are linked may have an adverse effect on the price of its security, the closing level of such Index on any calculation day and the value of the Securities. Except to the extent that the common stock of Bank of America Corporation is included in an Index, neither we nor Bank of America Corporation will be affiliated with any of the companies whose securities are included in any Index. These unaffiliated companies will not be involved in the offering of the Securities and will have no obligations with respect to the Securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the Securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the Securities to be issued. These companies will not be involved with the administration, marketing or trading of the Securities and will have no obligations with respect to any amounts to be paid to you on the Securities.

We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any index sponsor and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Index. We have derived the information about any Index and its index sponsor contained in the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the Securities, should make your own investigation into any applicable Index and its index sponsor. No index sponsor will be involved in the offering of the Securities made hereby in any way nor will have any obligation to consider your interests as an owner of the Securities in taking any actions that might affect the value of the Securities.

Additional Risk Factors Relating to Securities Linked to A Fund

Risks Associated With The Applicable Fund Underlying Index, Or Underlying Assets Of A Fund, Will Affect The Value Of That Fund And Hence The Value Of The Securities.

A Fund may hold a variety of underlying assets, and its performance may be designed to track the performance of a fund underlying index. While the Securities are linked to a Fund and not to its underlying assets or fund underlying index, risks associated with its underlying assets or fund underlying index will affect the share or unit price of that Fund and hence the value of the Securities.

Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

The policies of the sponsor of a Fund (a “fund sponsor”) concerning the calculation of such Fund’s net asset value, additions, deletions or substitutions of securities in such Fund and the manner in which changes in its fund underlying index are reflected in such Fund, and changes in those policies, could affect the closing price of the shares or units of such Fund and, therefore, may affect the value of the Securities and any payments on the Securities. Similarly, the policies of the sponsor of a fund underlying index (a “fund underlying index sponsor”) concerning the calculation of such fund underlying index and the addition, deletion or substitution of securities comprising such fund underlying index and the manner in which such fund underlying index sponsor takes account of certain changes affecting such securities may affect the level of such fund underlying index and the closing price of the shares or units of the related Fund and, therefore, may affect the value of the Securities and any payments on the Securities. A fund underlying index sponsor may also discontinue or suspend calculation or dissemination of such fund underlying index or materially alter the methodology by which it calculates such fund underlying index. Any such actions could adversely affect the value of the Securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.

Actions by any company whose securities are included in a Fund or in its fund underlying index may have an adverse effect on the price of its security, the fund closing price of such Fund on any calculation day and the value of the Securities. Except to the extent that the common stock of Bank of America Corporation is included in a Fund or in its fund underlying index, neither we nor Bank of America Corporation will be affiliated with any of the companies whose security is represented in any Fund or its fund underlying index. These unaffiliated companies will not be involved in the offering of the Securities and will have no obligations with respect to the Securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the Securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the Securities to be issued. These companies will not be involved with the administration, marketing or trading of the Securities and will have no obligations with respect to any amounts to be paid to you on the Securities.

We And Our Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any fund sponsor or fund underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the applicable Fund or its fund underlying index. We have derived the information about any Fund, its fund underlying index and the related sponsors contained in the applicable pricing supplement from publicly available information, without independent verification. Neither we, Bank of America Corporation nor any selling agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Funds in connection with the offering of the Securities. Furthermore, neither we, Bank of America Corporation nor any selling agent knows whether any Fund has disclosed all events occurring before the date of this product supplement or the applicable pricing supplement—including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning a Fund could affect the value of the Securities and any payments on the Securities. You, as an investor in the Securities, should make your own investigation into any applicable Fund, its fund underlying index and the sponsors. The sponsors are not involved in the offering of the Securities made hereby in any way and have no obligation to consider your interests as an owner of the Securities in taking any actions that might affect the value of the Securities.

The Performance Of A Fund And The Performance Of Its Fund Underlying Index May Vary.

If a Fund is designed to track the performance of a fund underlying index, the performance of such Fund and that of its fund underlying index may vary due to transaction costs, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of a Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its fund underlying index. This could be due to, for example, the Fund not holding all or substantially all of the underlying assets included in the fund underlying index and/or holding assets that are not included in the fund underlying index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Fund, differences in trading hours between the Fund (or the underlying assets held by the Fund) and the fund underlying index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant. In addition, because the shares or units of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share or unit of a Fund may differ from its net asset value per share or unit; shares or units of a Fund may trade at, above, or below their net asset value per share or unit.

For the foregoing reasons, the performance of a Fund may not match the performance of its fund underlying index over the same period. Because of this variance, the return on the Securities, to the extent dependent on the return of a Fund, may not be the same as an investment directly in the securities or other investments included in the applicable fund underlying index or the same as a debt security with a payment at maturity linked to the performance of the fund underlying index.

There Are Risks Associated With Funds.

Although the shares or units of any Fund to which your Securities are linked will be listed for trading on a U.S. securities exchange and a number of similar products have been traded on such securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares or units of any Fund or that there will be liquidity in the trading market.

In addition, a Fund will be subject to management risk, which is the risk that a fund sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, a fund sponsor may elect to invest certain of its assets in shares of equity securities that are not included in the related fund underlying index. A Fund will also generally not be actively managed and may be affected by a general decline in market segments relating to its fund underlying index. Further, a fund sponsor may invest in securities included in, or representative of, the applicable fund underlying index regardless of their investment merits, and a fund sponsor will not attempt to take defensive positions in declining markets.

Further, under continuous listing standards adopted by the relevant securities exchange, a Fund will be required to confirm on an ongoing basis that the securities included in its fund underlying index satisfy the applicable listing requirements. In the event that a fund underlying index does not comply with the applicable listing requirements, the applicable Fund would be required to rectify such non-compliance by requesting that the relevant fund underlying index sponsor modify the relevant fund underlying index, transitioning to a new fund underlying index or obtaining relief from the Securities and Exchange Commission (the “SEC”). There can be no assurance that a fund underlying index sponsor would modify the relevant fund underlying index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in a Fund being delisted. If a Fund were delisted, the calculation agent would select a successor fund or, if no successor fund is available, would determine the fund closing price of such Fund on any date of determination.

These risks may adversely affect the price of the shares or units of any applicable Fund and, consequently, the value of the Securities.

Securities Linked To A Fund That Holds Non-U.S. Traded Securities Are Subject To Foreign Currency Exchange Rate Risk.

The share or unit price of a Fund that holds securities traded outside of the U.S. will fluctuate based upon its net asset value, which will in turn depend in part upon changes in the value of the currencies in which the securities held by the Fund are traded. Accordingly, investors in the Securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the securities held by the Fund are traded. An investor’s net exposure will depend on the extent to which these currencies strengthen or weaken against the U.S. dollar. If the dollar strengthens against these currencies, the net asset value of the Fund will be adversely affected and the price of the Fund may decrease.

Time Zone Differences Between The Cities Where Securities Comprising A Fund Underlying Index And The Related Fund Trade May Create Discrepancies In Trading Levels.

As a result of the time zone difference between the cities where some of the securities comprising the fund underlying index trade and where the shares or units of the applicable Fund trade, there may be discrepancies between the values of the fund underlying index and the trading prices of the Securities. In addition, there may be periods when the foreign exchange markets are closed for trading (for example during holidays in a country other than the U.S.) that may result in the values of the relevant Non-U.S. Underlying remaining unchanged for multiple trading days in the locations where the Securities (or any related Fund) trade. Conversely, there may be periods in which the foreign exchange markets are open, but the securities markets in which the Securities (or any related Fund) trade are closed.

Anti-dilution Adjustments Relating To The Shares Or Units Of A Fund Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing prices of a Fund. The adjustment factor for a Fund will be adjusted by the calculation agent for certain events affecting the shares or units of such Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the applicable adjustment factor, the value of the Securities may be adversely affected.

Additional Risk Factors Relating to Securities Linked to An Underlying Stock

The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.

Following certain corporate events relating to an Underlying Stock, such as a stock-for-stock merger where the applicable Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the Securities. Following certain other corporate events relating to an Underlying Stock in which holders of such Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving such Underlying Stock Issuer, or a liquidation of such Underlying Stock Issuer), the common stock of another company in the same industry group as such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the Securities. Such substitution may also occur if an Underlying Stock consists of ADSs and such ADSs are delisted or the applicable ADS facility is terminated. In any such event, the equity-linked nature of the Securities would be significantly altered. We describe the specific events that can lead to these adjustments and the procedures for selecting a replacement stock in the section entitled “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events.” The occurrence of such events and the consequent adjustments may materially and adversely affect the value of the Securities and any payments on the Securities.

We Cannot Control Actions By An Underlying Stock Issuer.

Actions by an Underlying Stock Issuer may have an adverse effect on the price of such Underlying Stock, the stock closing price of such Underlying Stock on any calculation day and the value of the Securities. We are not affiliated with any Underlying Stock Issuer. No Underlying Stock Issuer will be involved in the offering of the Securities nor will any Underlying Stock Issuer have any obligations with respect to the Securities, including any obligation to take our interests or your interests into consideration for any reason, including when taking corporate actions that might adversely affect the value of the Underlying Stock or the value of the Securities. No Underlying Stock Issuer will receive any of the proceeds of the offering of the Securities or will be responsible for, or will have participated in, the determination of the timing of, prices for, or quantities of, the Securities to be issued. No Underlying Stock Issuer will be involved with the administration, marketing or trading of the Securities nor will have any obligations with respect to any amounts payable on the Securities.

We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Any Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any Underlying Stock Issuer. This product supplement and any applicable pricing supplement relate only to the Securities and do not relate to any Underlying Stock. The material provided in this product supplement and any applicable pricing supplement concerning an Underlying Stock Issuer is derived from publicly available documents without independent verification. Neither we, Bank of America Corporation nor any selling agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuers in connection with the offering of the Securities. Furthermore, neither we, Bank of America Corporation nor any selling agent knows whether any Underlying Stock Issuer has disclosed all events occurring before the date of this product supplement or the applicable pricing supplement—including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the value of the Securities and any payments on the Securities. You, as an investor in the Securities, should make your own investigation into any applicable Underlying Stock Issuer.

In addition, there can be no assurance that an Underlying Stock Issuer will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will distribute any reports, proxy statements, and other information required thereby to its shareholders. In the event that an Underlying Stock Issuer ceases to be subject to such reporting requirements and the Securities continue to be outstanding, pricing information for the Securities may be more difficult to obtain and the value and liquidity of the Securities may be adversely affected. Neither we nor any agent is responsible for the public disclosure of information by any Underlying Stock Issuer, whether contained in filings with the SEC or otherwise.

You Have Limited Anti-dilution Protection.

The calculation agent will, in its sole discretion, adjust the adjustment factor of an Underlying Stock for certain events affecting such Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the applicable Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect an Underlying Stock. For example, the calculation agent is not required to make any adjustments to the adjustment factor of an Underlying Stock if the applicable Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for such Underlying Stock. Consequently, this could affect the value of the Securities and any payments on the Securities. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” for a description of the general circumstances in which the calculation agent will make adjustments to the adjustment factor of an Underlying Stock.

The Value Of An ADS May Not Accurately Track The Value Of The Common Shares Of The Related Underlying Stock Issuer.

If an Underlying Stock is an ADS, each ADS will represent shares of the relevant Underlying Stock Issuer. Generally, the ADSs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the Underlying Stock Issuer and the holders of the ADSs. The trading patterns of the ADSs generally will reflect the characteristics and valuations of the underlying common shares; however, the value of the ADSs may not completely track the value of those shares. There are important differences between the rights of holders of ADSs and the rights of holders of the underlying common shares. In addition, trading volume and pricing on the applicable exchange for the underlying common equity securities of ADSs may, but will not necessarily, have similar characteristics as the ADSs. For example, certain factors may increase or decrease the public float of the ADSs and, as a result, the ADSs may have less liquidity or lower market value than the underlying common shares.

Exchange Rate Movements May Adversely Affect The Value Of An Underlying Stock That Is An ADS.

If an Underlying Stock is an ADS, the market price of such Underlying Stock will generally track the U.S. dollar value of the market price of its underlying common shares. Therefore, if the value of the related foreign currency in which the underlying common shares are traded decreases relative to the U.S. dollar, the market price of an Underlying Stock may decrease while the market price of the underlying common shares remains stable or increases or does not decrease to the same extent. As a result, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency could have an adverse impact on the value of such Underlying Stock and consequently, the value of your Securities and the amount payable on the Securities.

Exchange rate movements may be impacted particularly by existing and expected rates of inflation and interest rate levels; political, civil or military unrest; the balance of payments between countries; and the extent of governmental surpluses or deficits in the relevant countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and the United Sates and other countries important to international trade and finance.

Adverse Trading Conditions In The Applicable Non-U.S. Market May Negatively Affect The Value Of An Underlying Stock That Is An ADS.

Holders of an Underlying Stock Issuer’s ADSs may usually surrender the ADSs in order to receive and trade the underlying common shares. This provision permits investors in the ADSs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the applicable Underlying Stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the U.S. for the underlying common shares that is not liquid may also result in an illiquid market for the ADSs, which may adversely impact the value of such ADSs and, consequently, the value of your Securities.

GENERAL TERMS OF THE SECURITIES

BofA Finance LLC will issue the Securities as part of a series of medium-term notes entitled “Senior Medium-Term Notes, Series A,” which is more fully described in the accompanying prospectus supplement. Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.

The specific terms of the Securities will be described in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement shall control. Certain terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

All payment(s) due on the Securities will be payable only in U.S. dollars.

The Securities are not subject to any sinking fund.

Unless otherwise set forth in the applicable pricing supplement, the Securities are not subject to redemption at the option of the holder prior to maturity.

We will issue the Securities in the denominations set forth in the applicable pricing supplement. The CUSIP number for each issue of the Securities will be set forth in the applicable pricing supplement.

Certain Terms for Securities Linked to an Index

Certain Definitions

A “multiple exchange index” means the EURO STOXX 50® Index, the EURO STOXX® Banks Index, the MSCI ACWI Index®, the MSCI EAFE Index®, the MSCI Emerging Markets IndexSM, and any other equity index designated as a multiple exchange index in the applicable pricing supplement.

A “trading day” with respect to an Index (other than a multiple exchange index) means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to a multiple exchange index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to publish the level of such Index and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.

The “closing level” with respect to an Index on any trading day means the official closing level of that Index reported by the relevant index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Bloomberg L.P., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index” and “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”

Market Disruption Events

A “market disruption event” with respect to an Index (other than a multiple exchange index) means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any related futures or options exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)

The relevant stock exchange for any security underlying such Index or successor equity index or any related futures or options exchange with respect to such Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an Index (other than a multiple exchange index):

(1)

the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such Index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)

the “close of trading” on any trading day for such Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)

the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)

an “exchange business day” means any trading day for such Index or any successor equity index on which each relevant stock exchange for the securities underlying such Index or any successor equity index and each related futures or options exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to a multiple exchange index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)

Any of the following events occurs or exists with respect to any security included in such Index or any successor equity index, and the aggregate of all securities included in such Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Index or successor equity index:

•

a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•

the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such Index or any successor equity index:

•

a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•

the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)

The relevant index sponsor fails to publish the level of such Index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Index or successor equity index and no successor equity index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a multiple exchange index:

(1)

the relevant percentage contribution of a security included in such Index or any successor equity index to the level of such Index will be based on a comparison of (x) the portion of the level of such Index or any successor equity index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)

the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)

an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

Adjustments to an Index

If at any time the method of calculating an Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if an Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of an Index

If an index sponsor discontinues publication of an Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and BofA Finance LLC, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of such Index on any date of determination. Upon any selection by the calculation agent of a successor equity index, BofA Finance LLC will cause notice to be given to holders of the Securities.

In the event that an index sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day an index sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Index, then the provisions set forth below under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, an Index may adversely affect the value of the Securities.

Certain Terms for Securities Linked to a Fund

Certain Definitions

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

The “closing price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal U.S. securities exchange registered under the Exchange Act, on which such Fund (or any such other security) is listed or admitted to trading.

The “fund closing price” with respect to a Fund on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.

The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.

Market Disruption Events

A “market disruption event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and

(2)

the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day for such Fund.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the Securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the Securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this product supplement or would not preserve the relative investment risks of the Securities. All determinations made by the calculation agent in making any adjustments to the terms of the Securities, including adjustments that are in addition to, or that differ from, those described in this product supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the Securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the additional number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)

“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the Securities that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Fund or the method of determining the maturity payment amount or any other terms of the Securities as the calculation agent determines appropriate to account for the economic effect on the Securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and BofA Finance LLC, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the Securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which a fund underlying index sponsor discontinues publication of the relevant fund underlying index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event. Notwithstanding the foregoing, in the case of a Fund that does not track an index of equity securities, if such Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines (i) that no successor fund is available at such time and (ii) that it is not practicable to replicate such Fund, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date in good faith and in a commercially reasonable manner.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the Securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the Securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the related fund underlying index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Fund and determine the maturity payment amount and any other terms of the Securities with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

Certain Terms for Securities Linked to an Underlying Stock

Certain Definitions

A “trading day” with respect to an Underlying Stock means a day, as determined by the calculation agent, on which trading is generally conducted on the principal trading market for such Underlying Stock (as determined by the calculation agent, in its sole discretion), the Chicago Mercantile Exchange and the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the U.S..

The “closing price” for one share of an Underlying Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•

if such Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act on which such Underlying Stock (or any such other security) is listed or admitted to trading; or

•

if such Underlying Stock (or any such other security) (i) is not listed or admitted to trading on any national securities exchange; or (ii) is listed or admitted to trading on any national securities exchange but the official closing price is not available pursuant to the preceding bullet, the last reported sale price of the principal trading session on any other market system or quotation system that is the primary market for the trading of such Underlying Stock.

If the official closing price or the last reported sale price, as applicable, for such Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price per share for any trading day will be the mean, as determined by the calculation agent, of the bid price for such Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of BofAS, Wells Fargo Securities, LLC (“WFS”) or any of their respective affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price for such Underlying Stock on such trading day will be determined by the calculation agent in its sole discretion, taking into account any information that it deems relevant.

The “stock closing price” with respect to an Underlying Stock on a trading day, means the product of the closing price of such Underlying Stock and the adjustment factor for such Underlying Stock, each on such trading day.

The “adjustment factor” for an Underlying Stock is initially 1.0. The adjustment factor for an Underlying Stock will remain constant for the term of the Securities, subject to adjustment for certain corporate events relating to the applicable Underlying Stock Issuer as described in the section entitled “—Adjustment Events Relating to an Underlying Stock” below.

Market Disruption Events

A “market disruption event” means, with respect to an Underlying Stock, the occurrence or existence of any of the following events:

•

a suspension, absence or material limitation of trading in such Underlying Stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•

a suspension, absence or material limitation of trading in option or futures contracts relating to such Underlying Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•

such Underlying Stock does not trade on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or what was the primary market for such Underlying Stock, as determined by the calculation agent in its sole discretion; or

•

any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect.

The following events will not be a market disruption event with respect to an Underlying Stock:

•

a limitation on the hours or number of days of trading in such Underlying Stock in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•	a decision to permanently discontinue trading in the option or futures contracts relating to such Underlying Stock.

For this purpose, a “suspension, absence or material limitation of trading” in the applicable market will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a “suspension, absence or material limitation of trading” in the applicable market for such Underlying Stock or option or futures contracts relating to such Underlying Stock, as applicable, by reason of any of:

•	a price change exceeding limits set by that market;

•	an imbalance of orders relating to such Underlying Stock or those contracts; or

•	a disparity in bid and asked quotes relating to such Underlying Stock or those contracts will constitute a “suspension, absence or material limitation of trading” in such Underlying Stock or those contracts, as the case may be, in the applicable market.

Adjustment Events Relating to an Underlying Stock

The adjustment factor for an Underlying Stock is initially 1.0. However, the adjustment factor for an Underlying Stock is subject to adjustment by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the Underlying Stocks and, consequently, the value of your Securities, such as a tender or exchange offer by the applicable Underlying Stock Issuer for such Underlying Stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such Underlying Stock. We describe the risks relating to dilution above under “Risk Factors—Additional Risk Factors Relating to Securities Linked to An Underlying Stock—You Have Limited Anti-dilution Protection.”

How adjustments will be made

If one of the events described below occurs with respect to an Underlying Stock and the calculation agent determines that the event has a dilutive or concentrative effect on the market price of such Underlying Stock, the calculation agent will calculate a corresponding adjustment to the adjustment factor for such Underlying Stock as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the adjustment factor for such Underlying Stock will be adjusted by the calculation agent by multiplying the existing adjustment factor by a fraction whose numerator is the number of shares of such Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of such Underlying Stock outstanding immediately prior to the stock split. Consequently, the adjustment factor for such Underlying Stock will be adjusted to double the prior adjustment factor, due to the corresponding decrease in the market price of such Underlying Stock. Adjustments to the adjustment factor for an Underlying Stock will be made for events with an effective date or ex-dividend date, as applicable, from but excluding the pricing date to and including the applicable calculation day for such Underlying Stock (the “adjustment period”).

The calculation agent will also determine the effective date of that adjustment, and the replacement of an Underlying Stock, if applicable, in the event of a consolidation or merger or certain other events in respect of the applicable Underlying Stock Issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee and the paying agent, stating the adjustment to the adjustment factor of such Underlying Stock. The calculation agent will not be required to make any adjustments to the adjustment factor for purposes of calculating the stock closing price for a calculation day after the close of business on such calculation day; provided that any such adjustments to the adjustment factor will be taken into account for purposes of determining the stock closing price for any subsequent calculation day. In no event, however, will an anti-dilution adjustment to the adjustment factor of an Underlying Stock during the term of the Securities be deemed to change the principal amount per security.

If more than one event requiring adjustment occurs with respect to an Underlying Stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the adjustment factor for such Underlying Stock for the second event, applying the required adjustment to the adjustment factor for such Underlying Stock as already adjusted for the first event, and so on for any subsequent events.

For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the adjustment factor for an Underlying Stock unless the adjustment would result in a change to the adjustment factor of such Underlying Stock then in effect of at least 0.10%. The adjustment factor of such Underlying Stock resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

If an event requiring an anti-dilution adjustment occurs with respect to an Underlying Stock, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your Securities that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred with respect to an Underlying Stock, as to the nature of the adjustment required for such Underlying Stock and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent. The calculation agent will provide information about the adjustments that it makes upon your written request.

If any of the adjustments specified below is required to be made with respect to an amount or value of any cash or other property that is distributed by an Underlying Stock Issuer organized outside the U.S., such amount or value will be converted to U.S. dollars, as applicable, and will be reduced by any applicable foreign withholding taxes that would apply to such distribution if such distribution were paid to a U.S. person that is eligible for the benefits of an applicable income tax treaty, if any, between the U.S. and the jurisdiction of organization of such Underlying Stock Issuer, as determined by the calculation agent, in its sole discretion.

No adjustments will be made for certain other events, such as offerings of common stock by an Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for an Underlying Stock by the Underlying Stock Issuer of such Underlying Stock or any other person.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If an Underlying Stock is subject to a stock split or a reverse stock split, then once the split has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock to equal the product of the prior adjustment factor of such Underlying Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Underlying Stock.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If an Underlying Stock is subject to a stock dividend payable in shares of such Underlying Stock that is given ratably to all holders of shares of such Underlying Stock, then once the dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the sum of the prior adjustment factor for such Underlying Stock and the product of:

•	the number of shares issued with respect to one share of such Underlying Stock, and

•	the prior adjustment factor for such Underlying Stock.

The “ex-dividend date” for any dividend or other distribution is the first day on and after which such Underlying Stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

Unless otherwise specified in the applicable pricing supplement, the adjustment factor for an Underlying Stock will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to such Underlying Stock, other than:

•	stock dividends described above,

•	issuances of transferable rights and warrants as described in “—Transferable Rights and Warrants” below,

•	distributions that are spin-off events described in “—Reorganization Events” below, and

•	extraordinary dividends described below.

An “extraordinary dividend” means each of (a) the full amount per share of an Underlying Stock of any cash dividend or special dividend or distribution that is identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the applicable

Underlying Stock Issuer as an extraordinary or special dividend or distribution) distributed per share of such Underlying Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of such Underlying Stock that did not include an extraordinary or special dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this section, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5.00% of the closing price of such Underlying Stock on the trading day preceding the ex-dividend date for the payment of such cash dividend or other cash distribution (such closing price, the “extraordinary dividend base closing price”) and (c) the full cash value of any non-cash dividend or distribution per share of such Underlying Stock (excluding marketable securities, as defined below).

If an Underlying Stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the product of:

•	the prior adjustment factor for such Underlying Stock, and

•

a fraction, the numerator of which is the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date exceeds the extraordinary dividend.

Notwithstanding anything herein, the initiation by an Underlying Stock Issuer of an ordinary dividend on such Underlying Stock or any announced increase in the ordinary dividend on such Underlying Stock will not constitute an extraordinary dividend requiring an adjustment.

To the extent an extraordinary dividend is not paid in cash or is paid in a currency other than U.S. dollars, the value of the non-cash component or non-U.S. currency will be determined by the calculation agent, in its sole discretion. A distribution on an Underlying Stock that is a dividend payable in shares of such Underlying Stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of such Underlying Stock only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If an Underlying Stock Issuer issues transferable rights or warrants to all holders of such Underlying Stock to subscribe for or purchase such Underlying Stock at an exercise price per share that is less than the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance, then the adjustment factor for such Underlying Stock will be adjusted to equal the product of:

•	the prior adjustment factor for such Underlying Stock, and

•

a fraction, (1) the numerator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder)

plus the number of additional shares of such Underlying Stock (referred to herein as the “additional shares”) that the aggregate offering price of the total number of shares of such Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance.

The number of additional shares will be equal to:

•

the product of (1) the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by

•	the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance.

If the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of such Underlying Stock offered in respect of the rights or warrants, then the adjustment factor for such Underlying Stock will promptly be readjusted to the adjustment factor for such Underlying Stock that would have been in effect had the adjustment been made on the basis of the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants.

Reorganization Events

Each of the following is a reorganization event with respect to an Underlying Stock:

•	such Underlying Stock is reclassified or changed (other than in a stock split or reverse stock split),

•

the applicable Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of such Underlying Stock are exchanged for or converted into other property,

•	a statutory share exchange involving outstanding shares of such Underlying Stock and the securities of another entity occurs, other than as part of an event described above,

•	the applicable Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

•

the applicable Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer), or

•

the applicable Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of such Underlying Stock.

Adjustments for Reorganization Events

If a reorganization event occurs with respect to an Underlying Stock, then the calculation agent will adjust the adjustment factor for such Underlying Stock to reflect the amount and type of property or properties—whether cash, securities, other property or a combination thereof—that a holder of one share of such Underlying Stock would have been entitled to receive in relation to the reorganization event. We refer to this new property as the “reorganization property.”

Reorganization property can be classified into two categories:

•

an equity security listed on a national securities exchange, which we refer to generally as a “marketable security” and, in connection with a particular reorganization event, “new stock,” which may include any tracking stock, any stock received in a spin-off (“spin-off stock”) or any marketable security received in exchange for the applicable Underlying Stock; and

•

cash and any other property, assets or securities other than marketable securities (including equity securities that are not listed, that are traded over the counter or that are listed on a non-U.S. securities exchange), which we refer to as “non-stock reorganization property.”

For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the reorganization property. For purposes of valuing any new stock, the calculation agent will use the closing price of the security on the relevant trading day. The calculation agent will value non-stock reorganization property in any manner it determines, in its sole discretion, to be appropriate. In connection with a reorganization event in which reorganization property includes new stock, for the purpose of determining the adjustment factor for any new stock as described below, the term “new stock reorganization ratio” means the product of (i) the number of shares of the new stock received with respect to one share of such Underlying Stock and (ii) the adjustment factor for the applicable Underlying Stock on the trading day immediately prior to the effective date of the reorganization event.

If a holder of shares of the applicable Underlying Stock may elect to receive different types or combinations of types of reorganization property in the reorganization event, the reorganization property will consist of the types and amounts of each type distributed to a holder of shares of such Underlying Stock that makes no election, as determined by the calculation agent in its sole discretion.

If any reorganization event occurs with respect to an Underlying Stock, then on and after the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) the term “Underlying Stock” in this product supplement will be deemed to mean the following with respect to such Underlying Stock, and for each share of such Underlying Stock, new stock and/or replacement stock so deemed to constitute such Underlying Stock, the adjustment factor for such Underlying Stock will be equal to the applicable number indicated:

(a)	if such Underlying Stock continues to be outstanding:

(1)

that Underlying Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of the reorganization event; and

(2)	if the reorganization property includes new stock, a number of shares of new stock equal to the new stock reorganization ratio;

provided that, if any non-stock reorganization property is received in the reorganization event, the results of (a)(1) and (a)(2) above will each be multiplied by the “gross-up multiplier,” which will be equal to a fraction, the numerator of which is the closing price of the original Underlying Stock on the trading day immediately prior to the effective date of the reorganization event and the denominator of which is the amount by which such closing price of the original Underlying Stock exceeds the value of the non-stock reorganization property received per share of such Underlying Stock as determined by the calculation agent as of the close of trading on such trading day; or

(b)	if such Underlying Stock is surrendered for reorganization property:

(1)

that includes new stock, a number of shares of new stock equal to the new stock reorganization ratio; provided that, if any non-stock reorganization property is received in the reorganization event, such number will be multiplied by the gross-up multiplier; or

(2)	that consists exclusively of non-stock reorganization property:

(i)

if the surviving entity has marketable securities outstanding following the reorganization event and either (A) such marketable securities were in existence prior to such reorganization event or (B) such marketable securities were exchanged for previously outstanding marketable securities of the surviving entity or its predecessor (“predecessor stock”) in connection with such reorganization event (in either case of (A) or (B), the “successor stock”), a number of shares of the successor stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event equal to the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event multiplied by a fraction, the numerator of which is the value of the non-stock reorganization property per share of such Underlying Stock on such trading day and the denominator of which is the closing price of the successor stock on such trading day (or, in the case of predecessor stock, the closing price of the predecessor stock multiplied by the number of shares of the successor stock received with respect to one share of the predecessor stock); or

(ii)

if the surviving entity does not have marketable securities outstanding, or if there is no surviving entity (in each case, a “replacement stock event”), a number of shares of replacement stock (selected as defined below) with an aggregate value on the effective date of such reorganization event equal to the value of the non-stock reorganization property multiplied by the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event.

If a reorganization event occurs with respect to the shares of an Underlying Stock and the calculation agent adjusts the adjustment factor of such Underlying Stock to reflect the reorganization property in the event as described above, the calculation agent will make further anti-dilution adjustments for any later events that affect the reorganization property, or any component of the reorganization property, comprising the new adjustment factor of such Underlying Stock. The calculation agent will do so to the same extent that it would make adjustments if the shares of such Underlying Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares of such Underlying Stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of such Underlying Stock.

For purposes of adjustments for reorganization events, in the case of a consummated tender or exchange offer or going-private transaction involving reorganization property of a particular type,

reorganization property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such reorganization property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to reorganization property in which an offeree may elect to receive cash or other property, reorganization property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Replacement Stock Events

Following the occurrence of a replacement stock event described in paragraph (b)(2)(ii) above or in “—Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility” below with respect to an Underlying Stock, the stock closing price of the applicable underlying stock on any calculation day on or after the effective date of the replacement stock event will be determined by reference to a replacement stock and an adjustment factor (subject to any further anti-dilution adjustments) for such replacement stock as determined in accordance with the following paragraphs.

The “replacement stock” will be the stock having the closest “option period volatility” to the applicable original Underlying Stock among the stocks that then comprise the replacement stock selection index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same GICS Code (as defined below) as the applicable original Underlying Stock Issuer; provided, however, that a replacement stock will not include (i) any stock that is subject to a trading restriction under the trading restriction policies of BofA Finance LLC, the hedging counterparties of BofA Finance LLC or any of their affiliates that would materially limit the ability of BofA Finance LLC, the hedging counterparties of BofA Finance LLC or any of their affiliates to hedge the Securities with respect to such stock or (ii) any stock where the aggregate market value of the stock held by non-affiliates of the issuer of the stock is less than $1 billion as of the replacement determination date (as defined below) (in the case of (i) or (ii), an “excluded stock”).If a replacement stock is selected in connection with a reorganization event for an original Underlying Stock, the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the effective date of such reorganization event, equal to the product of (a) the value of the non-stock reorganization property received per share of such original Underlying Stock and (b) the adjustment factor of such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event. If a replacement stock is selected in connection with an ADS termination event (as defined below), the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the change date (as defined below), equal to the product of (x) the closing price of the original Underlying Stock on the change date and (y) the adjustment factor in effect on the trading day immediately prior to the change date.

The “option period volatility” means, in respect of any trading day, the volatility (calculated by referring to the closing price of the applicable Underlying Stock on its primary exchange) for a period equal to the 125 trading days immediately preceding the announcement date of the reorganization event, as determined by the calculation agent.

“GICS Code” means the Global Industry Classification Standard (“GICS”) sub-industry code assigned to the applicable Underlying Stock Issuer; provided, however, if (i) there is no other stock in the replacement stock selection index in the same GICS sub-industry or (ii) a replacement stock that is not an excluded stock cannot be identified from the replacement stock selection index in the same GICS sub-industry, the GICS Code will mean the GICS industry code assigned to such original Underlying Stock Issuer. If no GICS Code has been assigned to such original Underlying Stock Issuer, the applicable GICS Code will be determined by the calculation agent to be the GICS sub-industry code assigned to companies in the same sub-industry (or, subject to the proviso in the preceding sentence, industry, as applicable) as such original Underlying Stock Issuer at the time of the relevant replacement stock event.

The “replacement stock selection index” means the S&P 500® Index.

Notwithstanding the foregoing:

•

in the event that the calculation agent determines in its sole discretion that the replacement stock selected as described above would fail to reasonably represent your economic position relative to the Securities, the calculation agent may select a replacement stock in its sole discretion taking into account the factors used above and such other factors as the calculation agent deems relevant; and

•

the calculation agent may in its sole discretion elect to modify the adjustment factor from the value determined as described above with a view toward offsetting, to the extent practicable, any difference in the relative prices of the original Underlying Stock and the replacement stock on the date on which the original Underlying Stock is replaced by the replacement stock, on the announcement date or effective date of the relevant replacement stock event, or on such other day as the calculation agent determines in its sole discretion to be appropriate (for this purpose, the “replacement determination date”).

Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility. If an Underlying Stock is an American Depositary Share and such Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or if the American depositary receipt facility between the applicable Underlying Stock Issuer and the depositary is terminated for any reason (each, an “ADS termination event”), then, on the last trading day on which the applicable Underlying Stock is listed or admitted to trading or the last trading day immediately prior to the date of such termination, as applicable (the “change date”), a replacement stock event shall be deemed to occur.

Consequences of a Market Disruption Event; Postponement of a Calculation Day

As used in this section, the “final disrupted calculation day” means, with respect to a calculation day, (i) for an Index or a Fund, the eighth trading day for that Index or Fund after such originally scheduled calculation day or (ii) for an Underlying Stock, the eighth scheduled trading day for that Underlying Stock after such originally scheduled calculation day.

Securities Linked to a Single Market Measure

If any calculation day is not a trading day with respect to the Market Measure, such calculation day will be postponed to the next succeeding day that is a trading day with respect to the Market Measure.

If a market disruption event occurs or is continuing with respect to the Market Measure on any calculation day, then such calculation day will be postponed to the first succeeding trading day for the Market Measure on which a market disruption event for the Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for the Market Measure, that final disrupted calculation day shall be deemed to be the calculation day. If a calculation day has been postponed to the final disrupted calculation day and a market disruption event occurs or is continuing with respect to the Market

Measure on such final disrupted calculation day, the calculation agent will determine the closing value of the Market Measure on such final disrupted calculation day:

(i)

in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and

(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.

As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

Securities Linked to Multiple Market Measures

If any calculation day is not a trading day with respect to any Market Measure, such calculation day for each Market Measure will be postponed to the next succeeding day that is a trading day with respect to each Market Measure.

If a market disruption event occurs or is continuing with respect to any Market Measure on any calculation day, then such calculation day for such Market Measure will be postponed to the first succeeding trading day for such Market Measure on which a market disruption event for such Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for such Market Measure, that final disrupted calculation day shall be deemed to be the calculation day for such Market Measure. If a calculation day for a Market Measure has been postponed to the final disrupted calculation day for that Market Measure and a market disruption event occurs or is continuing with respect to such Market Measure on such final disrupted calculation day, the calculation agent will determine the closing value of such Market Measure on such final disrupted calculation day:

(i)

in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and

(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.

As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

Notwithstanding the postponement of a calculation day for a Market Measure due to a market disruption event with respect to such Market Measure on such calculation day, the originally scheduled calculation day will remain the calculation day for any Market Measure not affected by a market disruption event on such day.

Payment Dates

The applicable pricing supplement will specify the stated maturity date as well as any other date on which amounts will or may be payable on the Securities (each referred to in this section as a “payment date”).

If any scheduled payment date (including the maturity date) is not a business day (as defined in the accompanying prospectus supplement in “—Description of the Notes—Payment of Principal, Interest and Other Amounts Payable—Business Day Conventions”), the payment (if any) required to be made on the Securities on such payment date will be made on the next succeeding business day, and no interest will accrue as a result of such delay. If a calculation day with respect to any payment date preceding the stated maturity date is postponed, the relevant payment date will be the business day that follows such postponed calculation day by a number of business days equal to the number of business days between the originally scheduled calculation day and the originally scheduled payment date. If the final calculation day is postponed, the stated maturity date will be the later of (i) the originally scheduled stated maturity date and (ii) three business days after the final calculation day as postponed. If the Securities are linked to more than one Market Measure and a calculation day is postponed, the related payment date will be postponed as described in this paragraph after the last such calculation day as postponed.

If any payment date is postponed due to a non-business day, a market disruption event on the related calculation day or otherwise, the payment, if any, due on that payment date will be made on that payment date as so postponed with the same force and effect as if it had been made on the originally scheduled payment date, that is, with no additional amount accruing or payable as a result of the postponement.

For interest-bearing Securities, for so long as the Securities are held in book-entry only form, we will pay interest to the persons in whose names the Securities are registered at the close of business one business day prior to each payment date. If the Securities are not held in book-entry only form, the record dates will be the first day of the month in which the applicable interest payment is due.

Same-Day Settlement and Payment

The Securities will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the Securities in immediately available funds. We will pay the amounts due on the Securities in immediately available funds so long as the Securities are maintained in book-entry form.

Calculations and Calculation Agent

BofAS, one of our affiliates and a wholly owned subsidiary of Bank of America Corporation, will act as calculation agent for the Securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent has the sole discretion to make all determinations regarding the Securities as described in the product supplement, including determination of any amounts payable on the Securities. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing value of a Market Measure under certain circumstances;

•	determine if adjustments are required to the closing value of a Market Measure under various circumstances;

•	if publication of an Index is discontinued, select a successor equity index or, if no successor equity index is available, determine the closing level of such Index;

•	if a Fund undergoes a liquidation event, select a successor fund or, if no successor fund is available, determine the fund closing price of such Fund; and

•	select a replacement stock for an Underlying Stock under certain circumstances.

Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you, us and Bank of America Corporation, without any liability on the part of the calculation agent.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Events of Default and Acceleration

If an event of default (as defined in the senior indenture relating to the Securities and the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 51 of the accompanying prospectus) with respect to an issue of Securities has occurred and is continuing, unless otherwise provided in the applicable pricing supplement, the amount payable to a holder of a security upon any acceleration permitted under the senior indenture will be equal to the amount described as the maturity payment amount, calculated as provided in the applicable pricing supplement. If the applicable pricing supplement specifies that the Securities will pay a coupon, then the amount described in the immediately preceding sentence will also include a portion of a final coupon payment, if any. The maturity payment amount and any final coupon payment will be calculated as though the date of acceleration were the calculation day (or the final calculation day, if there is more than one calculation day). The final coupon payment, if any, will be prorated from and including the immediately preceding coupon payment date to, but excluding, the date of acceleration.

U.S. FEDERAL INCOME TAX SUMMARY

The following summary of the material U.S. federal income and estate tax considerations of the ownership and disposition of the Securities supplements and, to the extent inconsistent with, supersedes the discussions under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. If the tax consequences associated with the Securities are different than those described below, they will be described in the applicable pricing supplement.

Although the Securities are issued by us, they will be treated as if they were issued by Bank of America Corporation for U.S. federal income tax purposes. Accordingly, throughout this tax discussion, references to “we,” “our” or “us” are generally to Bank of America Corporation unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders (each, as defined in the accompanying prospectus) that, except as otherwise specifically noted, will purchase Securities for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the Securities are sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and that will hold the Securities as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

Securities Treated as Single Financial Contracts

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities, we intend to treat the Securities for all tax purposes as single financial contracts with respect to the Market Measures that are “open transactions” for U.S. federal income tax purposes, and under the terms of the Securities, we and every investor in the Securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the Securities in accordance with such characterization. In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the Securities as single financial contracts with respect to the Market Measures, unless otherwise specified in the applicable pricing supplement. This discussion assumes that the Securities constitute single financial contracts with respect to the Market Measures for U.S. federal income tax purposes. If the Securities did not constitute single financial contracts, the tax consequences would be materially different than those described below.

Securities Treated as Income-Bearing Single Financial Contracts

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities with terms described in this product supplement that have one or more associated contingent coupon payments, we intend to treat such Securities for all tax purposes as income-bearing single financial contracts with respect to the Market Measures and under the terms of such Securities, we and every investor in such Securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the Securities in accordance with such characterization. In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the Securities with terms described in this product supplement that have one or more associated contingent coupon payments as income-bearing single financial contracts with respect to the Market Measures. This discussion assumes that the Securities with terms described in this product supplement that have one or more associated contingent coupon payments constitute income-bearing single financial contracts with respect to the Market Measures for U.S. federal income tax purposes. If the Securities did not constitute contingent income-bearing single financial contracts, the tax consequences would be materially different than those described below.

Securities Treated as Put Options and Deposits

No statutory, judicial or administrative authority directly addresses the proper treatment of the Securities with terms described in this product supplement that have one or more associated fixed coupon payments or instruments substantially similar to such Securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to such Securities. Significant aspects of the U.S. federal income tax consequences of an investment in the Securities with one or more associated fixed coupon payments are uncertain, and no assurance can be given that the IRS or a court will agree with the tax treatment described herein. In the opinion of our counsel, Sidley Austin LLP, the treatment of the Securities with terms described in this product supplement that have one or more associated fixed coupon payments described below is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Accordingly, you should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities with terms described in this product supplement that have one or more associated fixed coupon payments (including alternative treatments of such Securities). Unless otherwise expressly stated, the remainder of this discussion is based upon, and assumes, the treatment of each Security with terms described in this product supplement that have one or more associated fixed coupon payments as a Unit consisting of the Put Option and the Deposit, as well as the allocation of the coupon payments and issue price of the Security described below.

We intend to treat the Securities with terms described in this product supplement that have one or more associated fixed coupon payments for all tax purposes as a unit (a “Unit”) consisting of the following:

(i)

a put option (the “Put Option”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based upon the performance of the Market Measures; and

(ii)

a deposit with us of a fixed amount of cash, equal to the issue price of the Security, to secure your obligation under the Put Option (the “Deposit”) that pays you interest based on our cost of borrowing at the time of issuance (the “Deposit Interest”).

The characterizations of the Securities described above (under “U.S. Federal Income Tax Summary—General—Securities Treated as Single Financial Contracts”, “—Securities Treated as

Income-Bearing Single Financial Contracts” and “—Securities Treated as Put Options and Deposits”) are not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterizations of the Securities or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the Securities are not certain, and no assurance can be given that the IRS or any court will agree with the characterizations and tax treatments described in this product supplement. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities, including possible alternative characterizations.

Unless otherwise stated, the following discussion is based on the characterizations described above. The discussion below assumes that there is a significant possibility of a significant loss of principal on an investment in the Securities.

We will not attempt to ascertain whether the issuer of any Market Measure or the issuer of any component stock included in a Market Measure would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a U.S. real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of any Market Measure or the issuer of one or more stocks included in the Market Measures that is or includes an Index were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the Securities. You should refer to information filed with the SEC by the issuer of any Market Measure or the issuers of the component stocks included in a Market Measure that is or includes an Index and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of a Market Measure or any issuer of a component stock included in a Market Measure that is or includes an Index is or becomes a PFIC or is or becomes a U.S. real property holding corporation.

U.S. Holders

Securities Treated as Single Financial Contracts

Upon receipt of a cash payment at maturity or upon a sale, exchange or redemption of the Securities that do not pay any coupons prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Securities. A U.S. Holder’s tax basis in the Securities will equal the amount paid by that holder to acquire them. Subject to the discussion below concerning the possible application of the “constructive ownership” rules of Section 1260 of the Code, this capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the Securities for more than one year. If the U.S. Holder held the Securities for one year or less, the gain or loss generally will be short-term capital gain or loss. The deductibility of capital losses is subject to limitations. A U.S. Holder should not be required to recognize income over the term of the Securities prior to maturity, other than pursuant to an earlier taxable disposition of the Securities.

Securities Treated as Income-Bearing Single Financial Contracts

Although the U.S. federal income tax treatment of any contingent coupon payment on the Securities is uncertain, we intend to take the position, and the following discussion assumes, that any contingent coupon payment constitutes taxable ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. By purchasing the Securities you agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat any contingent coupon payment as described in the preceding sentence.

Upon receipt of a cash payment at maturity or upon a sale, exchange or redemption of the Securities prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts representing accrued and unpaid contingent coupon payments, which will be taxable as described above) and the U.S. Holder’s tax basis in the Securities. A U.S. Holder’s tax basis in the Securities will equal the amount paid by that holder to acquire them. Subject to the discussion below concerning the possible application of the “constructive ownership” rules of Section 1260 of the Code, this capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the Securities for more than one year. If the U.S. Holder held the Securities for one year or less, the gain or loss generally will be short-term capital gain or loss. The deductibility of capital losses is subject to limitations.

Securities Treated as Put Options and Deposits with a Term of More than One Year

Unless the Deposit is treated as short-term debt obligations (as more fully described below under “Securities Treated as Put Options and Deposits with a Term of Not More than One Year” and “Alternative Tax Treatments”), the Deposit Interest payments will be included in the income of a U.S. Holder as interest at the time that such interest is accrued or received in accordance with such U.S. Holder’s regular method of tax accounting. The Put Option premium will not be included in the income of a U.S. Holder until the sale, exchange, redemption or maturity of the Securities. Accordingly, all of the Put Option premium payments on the Securities (except for the last Put Option premium payment) generally will not be included in the income of a U.S. Holder when they are received.

We will provide the amount of each coupon payment that we will allocate to Deposit Interest and to Put Option premium in the applicable final pricing supplement. This allocation is binding on U.S. Holders unless the holder discloses otherwise on its U.S. federal income tax return; however, it is not binding on the IRS, and the IRS might disagree with it.

If at maturity the U.S. Holder receives cash equal to the full principal amount plus the last Deposit Interest payment and the last Put Option premium payment, then such U.S. Holder (i) would include the last Deposit Interest payment in income as interest in the manner described above and (ii) would recognize short-term capital gain equal to the entire amount of Put Option premiums received, which amount is equal to the sum of all of the Put Option premium payments received.

If at maturity the U.S. Holder receives an amount of cash that is less than the full principal amount and receives the last Deposit Interest payment and the last Put Option premium payment, then such U.S. Holder (i) will include the last Deposit Interest payment in income as interest in the manner described above and (ii) will recognize long-term capital gain or loss (or, short-term capital gain or loss if the term of the Securities are one year or less) with respect to the remaining cash received at maturity (other than the last Put Option premium payment) in an amount equal to the difference between (1) the sum of all of the Put Option premiums received (including the last Put Option premium payment) and (2) the excess of the principal amount of the Security over the amount of such cash received.

Upon a redemption of the Securities prior to maturity, a U.S. Holder (i) would include the last Deposit Interest payment in income as interest in the manner described above and (ii) would recognize short-term capital gain equal to the sum of all the Put Option premium payments received.

Upon a sale or exchange of the Securities prior to maturity (except upon redemption of the Securities prior to maturity, which is described above), a U.S. Holder will generally recognize short-term or long-term capital gain or loss with respect to the Deposit (depending upon the U.S. Holder’s holding period for the Securities). The U.S. Holder will also generally recognize short-term capital gain or loss with respect to the Put Option. For purposes of determining the amount of such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange (other than amounts attributable to accrued but unpaid Deposit Interest payments, which would be taxed as described above) between the Deposit and the Put Option based upon their respective fair market values on the date of such sale or exchange. In general, the amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit. The amount realized that is attributable to the Put Option plus the total Put Option premiums previously received by the U.S. Holder should be treated as short-term capital gain. Notwithstanding the foregoing, if the fair market value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange (other than amounts attributable to accrued but unpaid Deposit Interest payments), the U.S. Holder should be treated as having (i) sold or exchanged the Deposit for an amount equal to its fair market value on such date and (ii) made a payment (the “Put Option Assumption Payment”) equal to the amount of such excess in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Option. In such event, the U.S. Holder should recognize short-term capital gain or loss in respect of the Put Option in an amount equal to the difference between the total Put Option premiums previously received by the U.S. Holder and the Put Option Assumption Payment.

Securities Treated as Put Options and Deposits with a Term of Not More than One Year

In the case of Securities with a term to maturity of one year or less, the Deposit will be treated as a short-term debt instrument. If you are a cash basis U.S. holder, you are not required to accrue Deposit Interest currently for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any Deposit Interest in income as you receive it). If you are an accrual basis taxpayer or a cash basis taxpayer who so elects, you will be required to accrue Deposit Interest as interest on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include the Deposit Interest in income currently, any gain you realize on the sale, exchange, redemption or maturity of your security will be ordinary income to the extent of the accrued Deposit Interest, which will be determined on a straight-line basis unless you make an election to accrue the Deposit Interest under the constant-yield method, through the date of sale, exchange, redemption or maturity. However, if you are not required and do not elect to accrue Deposit Interest on the Deposit, you will be required to defer deductions for interest on borrowings allocable to your Deposit in an amount not exceeding the deferred income until the deferred income is realized. The Put Option premium will not be included in the income of a U.S. Holder until the sale, exchange, redemption or maturity of the Securities. Accordingly, all of the Put Option premium payments on the Securities (except for the last Put Option premium payment) generally will not be included in the income of a U.S. Holder when they are received.

We will provide the amount of each coupon payment that we will allocate to Deposit Interest and to Put Option premium in the applicable final pricing supplement. This allocation is binding on U.S. Holders unless the holder discloses otherwise on its U.S. federal income tax return; however, it is not binding on the IRS, and the IRS might disagree with it.

If at maturity the U.S. Holder receives cash equal to the full principal amount plus the last Deposit Interest payment and the last Put Option premium payment, then such U.S. Holder (i) would include the last Deposit Interest payment in income as interest in the manner described above and (ii) would recognize short-term capital gain equal to the entire amount of Put Option premium, which amount is equal to the sum of all of the Put Option premium payments received.

If at maturity the U.S. Holder receives an amount of cash that is less than the full principal amount and receives the last Deposit Interest payment and the last Put Option premium payment, then such U.S. Holder (i) will include the last Deposit Interest payment in income as interest in the manner described above and (ii) will recognize short-term capital gain or loss with respect to the remaining cash received at maturity (other than the last Put Option premium payment) in an amount equal to the difference between (1) the sum of all of the Put Option premiums received (including the last Put Option premium payment) and (2) the excess of the principal amount of the Security over the amount of such cash received.

Upon a redemption of the Securities prior to maturity, a U.S. Holder (i) would include the last Deposit Interest payment in income as interest in the manner described above and (ii) would recognize short-term capital gain equal to the sum of all the Put Option premium payments received.

Upon a sale or exchange of a Security prior to maturity (except upon redemption of the Securities prior to maturity, which is described above), a U.S. Holder will generally recognize short-term capital gain or loss with respect to the Deposit (except to the extent such amount is attributable to accrued Deposit Interest). The U.S. Holder will also generally recognize short-term capital gain or loss with respect to the Put Option. For purposes of determining the amount of such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange (other than amounts attributable to accrued Deposit Interest payments, which would be taxed as described above) between the Deposit and the Put Option based upon their respective fair market values on the date of such sale or exchange. In general, the amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit. The amount realized that is attributable to the Put Option plus the total Put Option premiums previously received by the U.S. Holder should be treated as short-term capital gain. Notwithstanding the foregoing, if the fair market value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange (other than amounts attributable to accrued but unpaid Deposit Interest payments), the U.S. Holder should be treated as having (i) sold or exchanged the Deposit for an amount equal to its fair market value on such date and (ii) made a payment (the “Put Option Assumption Payment”) equal to the amount of such excess in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Option. In such event, the U.S. Holder should recognize short-term capital gain or loss in respect of the Put Option in an amount equal to the difference between the total Put Option premiums previously received by the U.S. Holder and the Put Option Assumption Payment.

Alternative Tax Treatments

Due to the absence of authorities that directly address the proper tax treatment of the Securities, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the Securities. In particular, if the Securities have a term that exceeds one year, the IRS could seek to subject the Securities to the Treasury regulations governing contingent payment debt instruments. If the IRS were successful in that regard, the timing and character of income on the Securities would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the Securities generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange or redemption of the Securities generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter. If the Securities have a term of one year or less, a U.S. Holder who uses the accrual method of accounting generally would be required to accrue any original issue discount on the Securities on a straight-line basis. At maturity or upon a sale, exchange or redemption of the Securities, a U.S. Holder using either a cash or accrual method of accounting generally should recognize taxable gain (all or a portion of which may be treated as ordinary income) or loss in an amount equal to the difference between the amount realized and such holder’s tax basis in the Securities.

The IRS could also assert that Securities with a term of one year or less are short-term debt instruments, with the result that the timing and character of income or loss on the Securities might differ from the tax treatment described above.

In addition, it is possible that the Securities with terms described in this product supplement that have one or more associated contingent coupon payments could be treated as a unit consisting of a deposit and a put option written by the Security holder, in which case the timing and character of income on the Securities would be affected significantly.

The IRS released Notice 2008-2 (the “Notice”), which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the Securities. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the Securities, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the Securities.

In addition to the tax treatment described above, it is possible that such Securities with terms described in this product supplement that have one or more associated contingent coupon payments could be treated as a unit consisting of a deposit and a put option written by the Security holder, in which case the timing and character of income on the Securities would be affected significantly.

It is also possible that the IRS could assert that Section 1256 of the Code should apply to the Securities. If Section 1256 were to apply to the Securities, gain or loss recognized with respect to the Securities would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark the Securities to market at the end of each year (i.e., recognize income as if the Securities had been sold for fair market value). Alternatively, it is also possible that you could be required to recognize gain or loss each time a futures contract rolls. Such gain or loss may also be subject to Section 1256 as discussed above, under which 60% of the gain or loss will be treated as long-term capital gain or loss and 40% will be treated as short-term capital gain or loss.

It is also possible that the IRS could assert that the Securities should be treated as partially giving rise to “collectibles” gain or loss if you have held the Securities for more than one year, although we do not think such a treatment would be appropriate in this case because a sale or exchange of the Securities is not a sale or exchange of a collectible but is rather a sale or exchange of a derivative contract that reflects the value, in part, of a collectible. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

Because of the absence of authority regarding the appropriate tax characterization of the Securities, it is also possible that the IRS could seek to characterize the Securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange, or redemption of the Securities should be treated as ordinary gain or loss.

It is possible that the IRS could assert that a U.S. Holder’s holding period in respect of the Securities should end on the applicable Observation Date, even though such holder will not receive any amounts in respect of the Securities prior to the sale, exchange, redemption or maturity of the Securities. In such case, if the applicable Observation Date is not in excess of one year from the original issue date, a U.S. Holder may be treated as having a holding period in respect of the Securities equal to one year or less, in which case any gain or loss such holder recognizes at such time would be treated as short-term capital gain or loss.

If a Market Measure is or includes an Index that periodically rebalances, it is possible that the Securities could be treated as a series of single financial contracts (or, income-bearing single financial contracts, as applicable), each of which matures on the next rebalancing date. If the Securities were properly characterized in such a manner, a U.S. Holder would be treated as disposing of the Securities on each rebalancing date in return for new Securities that mature on the next rebalancing date, and a U.S. Holder would accordingly likely recognize capital gain or loss (subject to the possible application of the wash sale rules) on each rebalancing date equal to the difference between the holder’s tax basis in the Securities (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the Securities on such date.

Possible Application of Section 1260 of the Code

As described above, the IRS, as indicated in the Notice, is considering whether Section 1260 of the Code generally applies or should apply to the Securities, including in situations where a Market Measure is not the type of financial asset described under Section 1260 of the Code.

If a Market Measure is or includes a Fund which is the type of financial asset described under Section 1260 of the Code (including, among others, any equity interest in pass-through entities such as exchange-traded funds, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, there may exist a risk that an investment in the Securities will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the Securities will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange, redemption or settlement (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange, redemption or settlement).

If an investment in the Securities is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. Holder in respect of Securities will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the Securities will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the Securities and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the Securities attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets at maturity or upon sale or exchange of the Securities at fair market value. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero and therefore it is possible that all long-term capital gain recognized by a U.S. Holder in respect of the Securities will be recharacterized as ordinary income if Section 1260 of the Code applies to an investment in the Securities. U.S. Holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the Securities.

Non-U.S. Holders

Securities Treated as Single Financial Contracts

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the Securities that do not pay any coupons, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business.

Securities Treated as Income-Bearing Single Financial Contracts

Because the U.S. federal income tax treatment of the Securities with one or more associated contingent coupon payments (including any coupon payment) is uncertain, we (or the applicable paying agent) will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of any coupon payment made unless such payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (in which case, to avoid withholding, the Non-U.S. Holder will be required to provide a Form W-8ECI). We (or the applicable paying agent) will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. The availability of a lower rate of withholding under an applicable income tax treaty will depend on whether such rate applies to the characterization of the payments under U.S. federal income tax laws. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. “Effectively connected” payments includable in your U.S. gross income are generally taxed at rates applicable to U.S. citizens, resident aliens, and domestic corporations; if you are a corporate Non-U.S. Holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

Except as discussed below and subject to the discussions in the accompanying prospectus regarding FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the Securities with one or more associated contingent coupon payments (not including, for the avoidance of doubt, amounts representing any coupon payment which would be subject to the rules discussed in the previous paragraph) upon the sale, exchange, or redemption of the Securities or their settlement at maturity, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the Securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption, or settlement and certain other conditions are satisfied.

Securities Treated as Put Options and Deposits

Assuming the treatment of the Securities treated as Put Options and Deposits is respected and subject to the discussions below regarding the potential application of Section 871(m) of the Code , of Section 897 of the Code, and the discussions in the accompanying prospectus regarding FATCA, fixed coupon payments with respect to a Security, and gain realized on the sale, exchange or redemption of such Security, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code;

•	the certification requirement described below has been fulfilled with respect to the beneficial owner; and

•	the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a Security (or a financial institution holding a Security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form), on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Moreover, among the issues addressed in the Notice described in “U.S. Holders—Alternative Tax Treatments” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the Securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities treated as Put Options and Deposits, including the possible implications of the Notice discussed above. Prospective investors should note that we currently do not intend to withhold on any of the payments made with respect to the Securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above, to the discussion regarding Section 871(m) below and to the discussion regarding FATCA in the accompanying prospectus). However, in the event of a change of law or any formal or informal guidance by the IRS, the Treasury or Congress, we (or the applicable paying agent) may decide to withhold on payments made with respect to the Securities to Non-U.S. Holders and we or our agents, including WFS, will not be required to pay any additional amounts with respect to amounts withheld.

Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the Securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption or settlement and certain other conditions are satisfied.

If a Non-U.S. Holder of the Securities is engaged in the conduct of a trade or business within the U.S. and if any coupon payment or gain realized on the settlement at maturity, or upon sale, exchange or redemption of the Securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “U.S. Holders”, for a description of the U.S. federal income tax consequences of owning and disposing of the Securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

A “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the Securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities. However, it is possible that the Securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Market Measure or the Securities, and following such occurrence the Securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the Market Measures or the Securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. As discussed above, alternative characterizations of the Securities for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the Securities to become subject to withholding tax, tax will be withheld at the applicable statutory rate. As discussed above, the IRS has indicated in the Notice that it is considering whether income in respect of instruments such as the Securities should be subject to withholding tax. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

As discussed below, alternative characterizations of the Securities for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the Securities to become subject to withholding tax in addition to the withholding tax described above, tax will be withheld at the applicable statutory rate. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests in entities that beneficially own significant amounts of United States real property interests (each, a “USRPI”). As discussed above, we will not attempt to ascertain whether the issuer of any Market Measure or the issuer of any component stock included in a Market Measure should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If a relevant issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, a security could be treated as a USRPI, in which case any gain from the disposition of the security would generally be subject to U.S. federal income tax and would be required to be reported by the non-U.S. holder on a U.S. federal income tax return, generally in the same manner as if the non-U.S. holder were a U.S. holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a security that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the relevant issuer’s regularly traded class of interests, as specified in the applicable Treasury regulations. In the case of securities that are regularly traded, an interest in 5% or less of the outstanding securities of that class or series generally should not be subject to the FIRPTA rules. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisors regarding whether their ownership interest in the securities will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in a relevant issuer.

U.S. Federal Estate Tax

Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a Security.

Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations—Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the Securities.

SUPPLEMENTAL PLAN OF DISTRIBUTION; ROLE OF BOFAS AND CONFLICTS OF INTEREST

BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as selling agent in the distribution of the Securities. Accordingly, the offering of the Securities will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in an offering of the Securities to any of its discretionary accounts without the prior written approval of the account holder.

Delivery of the Securities will be made against payment therefor on or about the issue date specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the applicable pricing supplement specifies that the issue date is more than one business day after the applicable pricing date, purchasers who wish to trade such Securities at any time prior to the first business day preceding the applicable issue date will be required, by virtue of the fact that the Securities will not settle in T+1, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of the applicable pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession per Security to be specified in the applicable pricing supplement. WFS will provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession per Security to be specified in the applicable pricing supplement. In addition to the concession allowed to WFA, WFS may pay an amount per Security to be specified in the applicable pricing supplement to WFA as a distribution expense fee for each Security sold by WFA.

In addition, in respect of certain Securities, BofAS or its affiliates may pay a fee per Security to be specified in the applicable pricing supplement to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

BofAS and any of our other broker-dealer affiliates and WFS and its broker-dealer affiliates may use the applicable pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the Securities. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.

Any price that BofAS, WFS or their respective affiliates may pay to repurchase the Securities will depend upon then prevailing market conditions, the creditworthiness of us and Bank of America Corporation, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the Securities.

STRUCTURING THE SECURITIES

The Securities are our debt securities, the return on which is linked to the performance of a Market Measure. The related guarantee is Bank of America Corporation’s obligation. Any payments on the Securities depend on the credit risk of BofA Finance LLC and Bank of America Corporation and on the performance of the Market Measure. As is the case for all of our and Bank of America Corporation’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and Bank of America Corporation’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and Bank of America Corporation, Bank of America Corporation typically borrows the funds under these types of securities at a rate, which we refer to as Bank of America Corporation’s internal funding rate, that is more favorable to Bank of America Corporation than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, typically results in the initial estimated value of the Securities on the pricing date being less than their public offering price.

The initial estimated value range of the Securities will be set forth on the cover page of the applicable preliminary pricing supplement. The applicable final pricing supplement will set forth the initial estimated value of the Securities as of the pricing date.

In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and Bank of America Corporation’s creditworthiness, interest rate movements, the volatility of the Market Measure, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Risk Factors” above and “Use of Proceeds” in the accompanying prospectus.